Exhibit 5.1

28 February 2011	Our Ref: IG

Fabrinet

c/o Walkers Corporate Services Limited

Walker House

87 Mary Street

George Town

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

FABRINET (THE “COMPANY”)

We have acted as Cayman Islands legal advisers to Fabrinet (the “Company”) in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) relating to the offering of Ordinary Shares of the Company by certain selling shareholders identified as such in the Registration Statement. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is a limited liability exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

2.	The authorized share capital of the Company is US$5,050,000, consisting of 500,000,000 Ordinary Shares, par value US$0.01 per Share, and 5,000,000 Preferred Shares, par value US$0.01 per Share.

3.

The Ordinary Shares have been duly and validly authorised and validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares). Such Shares will be registered in the Register of Members as fully paid and are not subject to any restrictions on voting, pre-emptive or similar rights or transfer restrictions or liens under Cayman Islands law or the Memorandum and Articles of Association (as defined in Schedule 1).

4.	The sale of the Ordinary Shares held by the selling shareholders named in the Registration Statement has been authorised by all necessary corporate action of the Company.

5.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers

WALKERS

SCHEDULE 1

List of Documents Examined

1.	The Certificate of Incorporation dated 12 August 1999, Amended and Restated Memorandum and Articles of Association as registered on 30 April 2010 (the “Memorandum and Articles of Association”), the minute book, the Register of Members, Register of Directors and the Register of Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands on 28 February 2011 (the “Company Records”);

2.	a Certificate of Good Standing dated 28 February 2011 in respect of the Company issued by the Registrar of Companies;

3.	a copy of executed written resolutions of all the directors of the Company dated 19 November 2009 and 17 February 2011 and a copy of executed written resolutions of all the Shareholders of the Company dated 30 April 2010 (collectively the “Resolutions”); and

4.	the Registration Statement.

SCHEDULE 2

Assumptions

This opinion is given based upon the following assumptions:

1.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.	The Resolutions remain in full force and effect and have not been revoked, superseded or varied.